                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                         Contact: Mimi Hall
                                                                    901.682.1360


RFS ANNOUNCES THIRD QUARTER RESULTS,
DIVIDEND PAYMENT

Memphis, Tennessee, November 1, 2001 - RFS Hotel Investors, Inc. (NYSE:RFS) today announced funds from operations (FFO) for the third quarter ended September 30, 2001, of $12.4 million, or $0.45 per share, compared to $19.0 million, or $0.70 per share, for the same quarter a year ago, a decline of 34.7% in FFO. The comparable quarter of 2000 was the best quarter in the Company's history and the decline this year was primarily attributable to a significant fall-off in business in northern California, particularly since September 11. FFO for the nine months ended September 30, 2001 was $44.3 million, or $1.61 per share, compared to 2000 FFO of $50.7 million, or $1.87 per share, a decline of 12.6% in FFO.

THIRD QUARTER HIGHLIGHTS

         - Comparable hotels revenue per available room (RevPAR) was down 12.3% for the third quarter. The following represents changes in RevPAR as compared to the prior year comparable periods by market segment:

                                                RevPAR Change
                                                -------------
                                            Quarter     Year to Date
                                            -------     ------------
                  Comparable Hotels            58             56
                  Full Service              (22.0%)         (6.1%)
                  Extended Stay              (4.4%)          1.0%
                  Limited Service            (4.6%)          1.4%
                                            ------         ------
                    Total                   (12.3%)         (1.7%)

         - The Company's 10 California hotels experienced an average decline in quarterly RevPAR of 22.6%. Six hotels in northern California, including two in San Francisco and four Silicon Valley hotels, experienced an average decline in quarterly RevPAR of 30.8%. The California hotels represented 31% of the Company's quarterly room revenue.

         - Hotel operating margins (pro forma hotel EBITDA as a percentage of total revenue) declined 5.0 percentage points in the third quarter. For the nine months, hotel operating margins declined 2.3 percentage points.

         - Earnings before interest, taxes, depreciation and amortization (EBITDA) decreased 22.9% from $25.8 million to $19.9 million for the third quarter and declined 3.9% for the nine months.

         - The Company realized an unleveraged FFO return on investment of 12.1% in its 56 comparable hotels for the trailing 12 months ended September 30, 2001. Based upon the Company's approximate 39% leverage and average borrowing costs of 7.9%, the Company realized a leveraged return on investment of 14.7%.

         - EBITDA for the trailing 12 months ended September 30, 2001, was 3.6 times the Company's interest costs.

         - Total debt was reduced by $5.8 million during the third quarter.

RESULTS SUBSEQUENT TO SEPTEMBER 11, 2001

Randy Churchey, RFS president and chief operating officer, said, "For the period September 1 through September 11, RevPAR for our portfolio declined 3.8% from the prior year. However, the horrific events of September 11 have had a dramatic and detrimental affect on the travel industry. To put this event in historical perspective, industry RevPAR in September declined 24%. The largest monthly drop prior to that was only 8%, following the Gulf War in March 1991."

The following table shows the weekly changes in RevPAR for RFS (compared to 2000) since September 11:


                                                    BY SEGMENT
                                     ----------------------------------------
                   Change             Full            Limited        Extended
Week Ended        in RevPAR          Service          Service          Stay
----------        ---------          -------          -------          ----
9/15               (18.3%)            (27.4%)         (11.9%)          (9.6%)
9/22               (35.5%)            (52.9%)         (22.1%)         (21.8%)
9/29               (22.3%)            (39.2%)          (6.6%)          (9.2%)

10/6               (20.6%)            (35.2%)          (9.4%)          (6.2%)
10/13              (20.1%)            (32.0%)          (7.5%)         (11.8%)
10/20              (16.3%)            (24.6%)          (9.0%)          (9.6%)
10/27              (16.7%)            (25.6%)          (8.6%)         (10.7%)

"It is obvious that there has been a gradual recovery since September 11," Churchey explained, "except in major gateway cities such as San Francisco. Exclusive of our six hotels in northern California, RevPAR for RFS in October declined approximately 8%. The limited service and extended stay segments are holding up substantially better than the larger, full service properties, particularly those located in markets which depend heavily on airline traffic."

CAPITAL

Despite the fact that FFO declined 34.7% during the quarter and 12.6% for the nine months ended September 30, 2001, during the quarter the Company:

         -        reduced debt by $5.8 million;
         - earned a cash return (based on trailing 12 months) on its investments of 12.1%;
         - continued to maintain one of the least leveraged balance sheets in the industry with total debt equal to only 3.4x trailing 12 month EBITDA; and
         - operating cash flow (EBITDA less interest), for the trailing 12 months ended September 30, 2001, was $63.6 million. This represents funds available for payment of capital expenditures, debt reduction, and dividends.

Kevin Luebbers, RFS executive vice president and chief financial officer, stated, "Our balance sheet remains strong and the Company has no significant debt maturities prior to June 30, 2004. Additionally, cash flow in 2002 will benefit from a planned reduction in capital expenditures from their present annualized level of approximately $16 million in 2001 to approximately $9 million next year."

OUTLOOK AND DIVIDENDS

Given the current environment, and particularly the uncertainty of geopolitical events, it is impossible to predict future performance with any degree of precision. However, for planning purposes, RFS is assuming a fourth quarter 2001 RevPAR decline ranging from 15% to 25%, and a resulting fourth quarter FFO per share in the range of $0.10 to $0.25.

In light of this expected reduction in business activity, the Board of Directors has decided to reduce the fourth quarter 2001 dividend from $0.385 per share to $0.10 per share. This dividend will be payable on November 26, 2001 to shareholders of record on November 12, 2001. The Company's policy has been to pay an annual dividend approximately equal to 100% of taxable income. REIT tax laws require that 90% of taxable income be distributed to shareholders. With this fourth quarter dividend, aggregate 2001 common dividends of $1.255 per share satisfy the Company's policy.

For 2002 planning purposes, RFS is assuming an economic recovery in the second half of 2002, resulting in flat to a slight decline in RevPAR for the full year. EBITDA margins are expected to contract slightly. As a result, FFO per share is expected to range from $1.55 to $1.75 per share. Given these results, RFS expects to pay 2002 quarterly dividends ranging from $0.25 to $0.30 per share (annual dividend ranging from $1.00 to $1.20), starting with a payment date of February 15, 2002. This level of 2002 dividends is consistent with the Company's policy of making dividend payments in the range of 65% to 70% of annual FFO. Obviously, these are preliminary estimates which, due to present wartime conditions, may change materially.

Robert Solmson, RFS chairman and CEO, said, "Without question, the period since September 11 has been the most difficult operating environment for hotels since World War II. The duration and depth of this cycle will depend more on unpredictable geopolitical events than on traditional economic developments. Meanwhile, we will continue to carefully monitor cash flow by reducing operating costs, deferring non-essential capital expenditures, and continuing to pay down long-term debt," Solmson explained.

RFS Hotel Investors, Inc. (RFS) is a real estate investment trust (REIT) that owns 58 hotels with approximately 8,400 rooms located in 24 states. RFS's hotel portfolio is diversified by geography, brand and segment. Leading brands under which RFS hotels are operated include Sheraton(R), Residence Inn by Marriott(R), Hilton(R), Doubletree(R), Holiday Inn(R), Hampton Inn(R), and Homewood Suites by Hilton(R). By segment, RFS receives approximately 44% of its EBITDA from full service hotels, 32% from extended stay hotels and 24% from limited service hotels. Additional information can be found on the Company's website at www.rfshotel.com.

Certain matters within this press release are discussed using forward-looking language as specified in the 1995 Private Securities Litigation Reform Law, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. From time to time, these risks are discussed in the Company's filings with the Securities and Exchange Commission.

                            RFS HOTEL INVESTORS, INC.
                             KEY COMPANY STATISTICS
                        QUARTER ENDED SEPTEMBER 30, 2001

                              OPERATING STATISTICS

Total Revenues                $55.5 million    EBITDA                     $19.9 million

% Decrease in Revenues(1)      13.9%           % Decrease in EBITDA        22.9%

FFO                           $12.4 million    % of Hotel EBITDA(2)
                                                 Full Service Hotels       44.0%
% Decrease in FFO              34.7%             Extended Stay Hotels      32.0%
                                                 Limited Service Hotels    24.0%
FFO per Share                  $0.45

% Decrease in FFO per Share    35.7%



                               CAPITAL STATISTICS

EBITDA/Interest(2)              3.6x           Debt/EBITDA(2)               3.4x

EBITDA/Interest and             3.2x           Percentage of fixed           96%
Preferred Dividends(2)                         interest rate debt
















--------
(1) As compared to pro forma three months ended September 30, 2000, as if the Hilton lease termination occurred on January 1, 2000.
(2) EBITDA information is pro forma for the trailing 12 months ended September 30, 2001 as if the Hilton lease termination occurred on January 1, 2000.

                            RFS HOTEL INVESTORS, INC.
                         CONSOLIDATED INCOME STATEMENTS
        FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                          THREE MONTHS ENDED               NINE MONTHS ENDED
                                                                     SEPTEMBER 30,   SEPTEMBER 30,    SEPTEMBER 30,   SEPTEMBER 30,
                                                                         2001            2000             2001            2000
                                                                       --------        --------        ---------        --------
Revenue:
     Rooms                                                             $ 47,430                        $ 149,499
     Food and beverage                                                    3,868                           13,205
     Other operating departments                                          2,242                            7,231
     Lease revenue (1)                                                    1,268        $ 29,836            4,585        $ 82,737
     Deferred revenue (1)                                                   621           8,792           (1,115)        (18,715)
     Other                                                                   76             143              417             653
                                                                       --------        --------        ---------        --------
           Total hotel revenue                                           55,505          38,771          173,822          64,675
                                                                       --------        --------        ---------        --------

Hotel operating expenses by department:
     Rooms                                                                9,292                           28,751
     Food and beverage                                                    3,186                           10,247
     Other operating departments                                            497                            1,594
Undistributed operating expenses:
     Property operating costs                                             6,212                           17,673
     Property taxes, insurance and other                                  3,377           2,772            9,518           8,369
     Franchise costs                                                      4,272                           13,283
     Maintenance and repair                                               2,350                            7,548
     Management fees                                                      1,069                            3,952
     General and administrative                                           3,813                           11,726
                                                                       --------        --------        ---------        --------
           Total hotel operating expenses                                34,068           2,772          104,292           8,369
                                                                       --------        --------        ---------        --------
Net hotel operating income (Hotel EBITDA)                                21,437          35,999           69,530          56,306

Corporate expenses:
     Depreciation                                                         7,376           6,896           22,253          20,302
     Amortization of deferred expenses and unearned compensation            722             342            2,132           1,232
     Interest expense                                                     5,955           6,093           18,727          17,296
     General and administrative                                             944           1,418            3,123           4,750
     Hilton lease termination                                                                             65,496
     (Gain) loss on sale of hotel properties                                                              (1,200)          4,000
     Minority interest in income (loss) of Operating Partnership            594           2,162           (1,165)            964
                                                                       --------        --------        ---------        --------
Income (loss) before income taxes                                         5,846          19,088          (39,836)          7,762
Benefit from income taxes                                                  (708)                         (25,207)
                                                                       --------        --------        ---------        --------
Net income (loss)                                                         6,554          19,088          (14,629)          7,762
Preferred stock dividends                                                  (781)           (355)          (2,343)         (1,054)
Gain on redemption of Series A Preferred Stock                                                             5,141
                                                                       --------        --------        ---------        --------
NET INCOME (LOSS) APPLICABLE TO COMMON SHAREHOLDERS                    $  5,773        $ 18,733        $ (11,831)       $  6,708
                                                                       ========        ========        =========        ========
     Diluted earnings (loss) per share                                 $   0.23        $   0.76        $   (0.47)       $   0.27
     Weighted average common shares and equivalents outstanding          25,263          24,500           24,981          24,576


(1) Deferred revenue is recorded for the Company's hotels which are leased to third parties in accordance with Staff Accounting Bulletin 101 which requires deferral of certain revenue until the third and fourth quarters. For the three months ended September 30, 2001 and 2000, five and fifty-nine hotels were leased to third-party lessees, respectively. SAB 101 has no effect on rent payments under the Company's third-party leases or the Company's cash flow and no impact on full year revenue.

                            RFS HOTEL INVESTORS, INC.
                          CALCULATION OF FFO AND EBITDA
         FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                      THREE MONTHS ENDED             NINE MONTHS ENDED
                                                                SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
                                                                    2001            2000            2001            2000
                                                                  --------        --------        --------        --------
Funds from operations:
Net income (loss)                                                 $  6,554        $ 19,088        $(14,629)       $  7,762
Minority interest in income (loss) of Operating Partnership            594           2,162          (1,165)            964
Hilton lease termination                                                                            65,496
Deferred income taxes related to Hilton lease termination             (708)                        (25,207)
Deferred revenue                                                      (621)         (8,792)          1,115          18,715
(Gain) loss on sale of hotel properties                                                             (1,200)          4,000
Preferred stock dividends                                             (781)           (355)         (2,343)         (1,054)
Depreciation                                                         7,376           6,896          22,253          20,302
                                                                  --------        --------        --------        --------
     FUNDS FROM OPERATIONS                                        $ 12,414        $ 18,999        $ 44,320        $ 50,689
                                                                  ========        ========        ========        ========
Weighted average common shares, partnership units
   and potential dilutive shares outstanding                        27,722          27,100          27,528          27,142

     FFO PER SHARE                                                $   0.45        $   0.70        $   1.61        $   1.87

Earnings before interest, taxes, depreciation and
   amortization (EBITDA):
FFO                                                               $ 12,414        $ 18,999        $ 44,320        $ 50,689
Interest expense                                                     5,955           6,093          18,727          17,296
Current income taxes
Amortization                                                           722             342           2,132           1,232
Preferred stock dividends                                              781             355           2,343           1,054
                                                                  --------        --------        --------        --------
     CORPORATE EBITDA                                             $ 19,872        $ 25,789        $ 67,522        $ 70,271
                                                                  ========        ========        ========        ========

                            RFS HOTEL INVESTORS, INC.
                         CONSOLIDATED INCOME STATEMENTS
         FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                          THREE MONTHS ENDED               NINE MONTHS ENDED
                                                                        ACTUAL       PRO FORMA(2)       ACTUAL        PRO FORMA(2)
                                                                     SEPTEMBER 30,   SEPTEMBER 30,    SEPTEMBER 30,   SEPTEMBER 30,
                                                                         2001            2000             2001             2000
                                                                       --------        --------        ---------        ---------
Revenue:
     Rooms                                                             $ 47,430        $ 55,023        $ 149,499        $ 152,755
     Food and beverage                                                    3,868           4,794           13,205           14,327
     Other operating departments                                          2,242           2,545            7,231            7,406
     Lease revenue (1)                                                    1,268           1,297            4,585            4,407
     Deferred revenue (1)                                                   621             605           (1,115)          (1,074)
     Other                                                                   76             181              417              764
                                                                       --------        --------        ---------        ---------
           Total hotel revenue                                           55,505          64,445          173,822          178,585
                                                                       --------        --------        ---------        ---------
Hotel operating expenses by department:
     Rooms                                                                9,292          10,307           28,751           28,716
     Food and beverage                                                    3,186           3,657           10,247           10,693
     Other operating departments                                            497             588            1,594            1,712
Undistributed operating expenses:
     Property operating costs                                             6,212           6,144           17,673           17,021
     Property taxes, insurance and other                                  3,377           3,036            9,518            9,089
     Franchise costs                                                      4,272           4,480           13,283           12,289
     Maintenance and repair                                               2,350           2,480            7,548            7,280
     Management fees                                                      1,069           1,559            3,952            4,361
     General and administrative                                           3,813           4,070           11,726           11,806
                                                                       --------        --------        ---------        ---------
           Total hotel operating expenses                                34,068          36,321          104,292          102,967
                                                                       --------        --------        ---------        ---------
Net hotel operating income (Hotel EBITDA)                                21,437          28,124           69,530           75,618

Corporate expenses:
     Depreciation                                                         7,376           6,740           22,253           19,833
     Amortization of deferred expenses and unearned compensation            722             342            2,132            1,230
     Interest expense                                                     5,955           6,446           18,727           18,354
     General and administrative                                             944           1,418            3,123            4,748
     Hilton lease termination                                                                             65,496
     (Gain) Loss on sale of hotel properties                                                              (1,200)           4,000
     Minority interest in income (loss) of Operating Partnership            594           1,131           (1,165)           2,566
                                                                       --------        --------        ---------        ---------
Income before income taxes                                                5,846          12,047          (39,836)          24,887
Provision for (benefit from) income taxes                                  (708)            942          (25,207)           2,137
                                                                       --------        --------        ---------        ---------
Net income (loss)                                                         6,554          11,105          (14,629)          22,750
Preferred stock dividends                                                  (781)           (781)          (2,343)          (2,343)
Gain on redemption of Series A Preferred Stock                                                             5,141
                                                                       --------        --------        ---------        ---------
NET INCOME (LOSS) APPLICABLE TO COMMON SHAREHOLDERS                    $  5,773        $ 10,324        $ (11,831)       $  20,407
                                                                       ========        ========        =========        =========

     Diluted earnings per share                                        $   0.23        $   0.42        $   (0.47)       $    0.83
     Weighted average common shares and equivalents outstanding          25,263          24,500           24,981           24,576

(1) Deferred revenue is recorded for the Company's hotels which are leased to third parties in accordance with Staff Accounting Bulletin 101 which requires deferral of certain revenue until the third and fourth quarters. For the three months ended September 30, 2001 and 2000, five and fifty-nine hotels were leased to third-party lessees, respectively. SAB 101 has no effect on rent payments under the Company's third-party leases or the Company's cash flow and no impact on full year revenue.

(2) Assumes that the Hilton lease termination transaction, the sales of three hotels in 2000 and early 2001, the redemption of the Company's Series A Preferred Stock and the issuance of the Company's Series B Preferred Stock occurred on January 1, 2000. It includes the results of the Farmington Hills hotel which was sold on May 31, 2001.

                           RFS HOTEL INVESTORS, INC.
                   CALCULATION OF PRO FORMA FFO AND EBITDA(2)
        FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          THREE MONTHS ENDED             NINE MONTHS ENDED
                                                       ACTUAL      PRO FORMA(2)      ACTUAL       PRO FORMA(2)
                                                     SEPTEMBER 30, SEPTEMBER 30,   SEPTEMBER 30,  SEPTEMBER 30,
                                                         2001           2000           2001           2000
                                                       --------       --------       --------       --------

Funds from operations:
Net income (loss)                                      $  6,554       $ 11,105       $(14,629)      $ 22,750
Minority interest in income (loss) of Operating
   Partnership                                              594          1,131         (1,165)         2,566
Hilton lease termination                                                               65,496
Deferred income taxes related to Hilton lease
   termination                                             (708)                      (25,207)
Deferred revenue                                           (621)          (605)         1,115          1,074
(Gain) loss on sale of hotel properties                                                (1,200)         4,000
Preferred stock dividends                                  (781)          (781)        (2,343)        (2,343)
Depreciation                                              7,376          6,740         22,253         19,833
                                                       --------       --------       --------       --------
     FUNDS FROM OPERATIONS                             $ 12,414       $ 17,590       $ 44,320       $ 47,880
                                                       ========       ========       ========       ========
Weighted average common shares, partnership units
   and potential dilutive shares outstanding             27,722         27,100         27,528         27,142

     FFO PER SHARE                                     $   0.45       $   0.65       $   1.61       $   1.76

Earnings before interest, taxes, depreciation and
   amortization (EBITDA):
FFO                                                    $ 12,414       $ 17,590       $ 44,320       $ 47,880
Interest expense                                          5,955          6,446         18,727         18,354
Current income taxes                                                       942                         2,137
Amortization                                                722            342          2,132          1,230
Preferred stock dividends                                   781            781          2,343          2,343
                                                       --------       --------       --------       --------
     CORPORATE EBITDA                                  $ 19,872       $ 26,101       $ 67,522       $ 71,944
                                                       ========       ========       ========       ========

                            RFS HOTEL INVESTORS, INC.
                           CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                            SEPTEMBER 30,    DECEMBER 31,
                                                                                2001            2000
                                                                              ---------       ---------
                                                                             (unaudited)
                                     ASSETS

Investment in hotel properties, net                                           $ 620,612       $ 635,997
Cash and cash equivalents                                                         7,599           3,681
Restricted cash                                                                   5,570           4,929
Accounts receivable                                                               6,169          13,041
Notes receivable                                                                                    626
Deferred expenses, net                                                            6,858           6,814
Other assets                                                                      3,576           8,379
Deferred income taxes                                                            25,207
                                                                              ---------       ---------
             Total assets                                                     $ 675,591       $ 673,467
                                                                              ---------       ---------

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable and accrued expenses                                         $  23,815       $  12,734
Borrowings on Line of Credit                                                     81,188          50,273
Long-term obligations                                                           221,519         227,158
Minority interest in Operating Partnership, 2,458 and 2,562
     units issued and outstanding at September 30, 2001 and
     December 31, 2000, respectively                                             31,297          34,848
                                                                              ---------       ---------
             Total liabilities                                                  357,819         325,013
                                                                              ---------       ---------
Preferred Stock, $.01 par value, 5,000 shares authorized,
   250 shares issued and outstanding at September 30, 2001                       25,000
                                                                              ---------
Commitments and contingencies

Shareholders' equity:
  Preferred Stock, $.01 par value, 5,000 shares
    authorized, 974 shares issued and outstanding at December 31, 2000                               10
  Common Stock, $.01 par value, 100,000 shares
    authorized, 25,811  and 25,088 shares issued at September 30, 2001
    and December 31, 2000, respectively                                             258             251
  Additional paid-in capital                                                    368,083         374,910
  Other comprehensive income                                                                     (3,401)
  Treasury stock, at cost, 576 shares                                            (8,100)         (8,100)
  Distributions in excess of earnings                                           (64,068)        (18,617)
                                                                              ---------       ---------
          Total shareholders' equity                                            292,772         348,454
                                                                              ---------       ---------
             Total liabilities, preferred stock and shareholders' equity      $ 675,591       $ 673,467
                                                                              =========       =========


                            RFS HOTEL INVESTORS, INC.

                    COMPARABLE HOTEL OPERATING STATISTICS(1)

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2001

                                  ADR                    OCCUPANCY                      REVPAR
                      -------------------------   ------------------------     ------------------------
                                    VARIANCE VS.               VARIANCE VS                  VARIANCE VS
    Segment              2001          2000          2001         2000            2001          2000
----------------      ----------    ----------    ----------   ----------      ----------    ----------
Full Service          $   108.27          (8.3%)        66.6%  (11.6 pts)      $    72.10         (22.0%)
Extended Stay         $    95.75           1.9%         78.3%   (5.1 pts)      $    74.93          (4.4%)
Limited Service       $    71.45           1.0%         70.3%   (4.1 pts)      $    50.21          (4.6%)
                      ----------    ----------    ----------   ----------      ----------    ----------
TOTAL                 $    90.85          (3.6%)        71.1%   (7.0 pts)      $    64.56         (12.3%)
                      ==========    ==========    ==========   ==========      ==========    ==========


FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001

                                  ADR                    OCCUPANCY                            REVPAR
                      -------------------------   ------------------------     ------------------------
                                    VARIANCE VS.               VARIANCE VS                  VARIANCE VS
    Segment              2001          2000          2001         2000            2001          2000
----------------      ----------    ----------    ----------   ----------      ----------    ----------
Full Service          $   111.23           0.6%         71.1%   (5.1 pts)      $    79.04          (6.1%)
Extended Stay         $    97.16           2.5%         81.0%   (1.1 pts)      $    78.66           1.0%
Limited Service       $    71.56           2.6%         70.2%   (0.9 pts)      $    50.27           1.4%
                      ----------    ----------    ----------   ----------      ----------    ----------
TOTAL                 $    91.78           1.4%         73.5%   (2.3 pts)      $    67.44          (1.7%)
                      ==========    ==========    ==========   ==========      ==========    ==========



(1) For the three months ended September 30, 2001, includes all 58 hotels owned. For the nine months ended September 30, 2001, includes 56 of the 58 hotels owned. Excludes the Hilton San Francisco Fisherman's Wharf hotel, which underwent renovation and was converted from a Ramada Plaza in 2000, and the Sheraton Hotel in Birmingham, Alabama, which was undergoing renovation in 2000.

                            RFS HOTEL INVESTORS, INC.

                        RETURN ON INVESTMENT ANALYSIS(1)

                            AS OF SEPTEMBER 30, 2001
                             (AMOUNTS IN THOUSANDS)

                        Total         EBITDA for the
                     Investment,        TTM ended
                        Before        September 30,      Return on
                   Depreciation(2)        2001          Investment
                   ---------------       ------         ----------
Full Service          $299,409           36,180             12.1%

Extended Stay         $220,015           29,427             13.4%

Limited Service       $208,749           22,153             10.6%
                      --------           ------           ------
Total                 $728,173           87,760             12.1%
                      --------           ------           ------

(1) Includes 56 of the 58 hotels owned at September 30, 2001. Excludes two hotels undergoing major renovations (Hilton San Francisco Fisherman's Wharf which was converted from a Ramada Plaza in 2000 and the Sheraton Hotel in Birmingham which was undergoing renovation in 2000.

(2) Total investment includes original cost and all capital expenditures since acquisition. Also includes the costs associated with the Hilton lease termination of approximately $60 million. These costs were required to be written-off as a cancellation of executory contracts and therefore are not included on the balance sheet. However, for return on investment analysis, this amount is included in the total investment.

                            RFS HOTEL INVESTORS, INC.
                                OUTSTANDING DEBT
                               SEPTEMBER 30, 2001

                              BALANCE                 INTEREST RATE                       MATURITY
                              -------                 -------------                       --------
                           (in thousands)
          Line of Credit     $  81,188       LIBOR + 200bp     Fixed/Variable(1)          July 2004
          Mortgage              34,153         6.83%                Fixed                August 2008
          Mortgage              25,000         7.30%                Fixed               November 2011
          Mortgage              92,445         7.83%                Fixed               December 2008
          Mortgage              18,345         8.22%                Fixed               November 2007
          Mortgage              51,576         8.00%                Fixed                August 2010
                             ---------
                             $ 302,707
                             =========


   (1) $40.0 million carries a fixed interest rate of 6.535% plus 200 basis points at September 30, 2001 through an interest rate swap maturing in July 2003. In addition, $30.0 million carries a fixed interest rate of 4.775% plus 200 basis points at September 30, 2001 through a second interest rate swap maturing in July 2003.

                                         DEBT MATURITIES
                                          (in millions)

                            2001            $   1.6
                            2002                6.5
                            2003                7.0
                            2004               88.7
                            2005                8.2
                         Thereafter           190.7
                                            -------
                                            $ 302.7
                                            =======

          Weighted average maturity of fixed rate debt is 7.6 years. (Excludes $70.0 million of the Line of Credit that carries fixed interest rates through interest rate swaps)